                           SCHEDULE 14A - INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
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    RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              JLG INDUSTRIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

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

                              JLG INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          THURSDAY, NOVEMBER 21, 2002

Dear Fellow Shareholder:

     It is my pleasure to invite you to attend the 2002 Annual Meeting of Shareholders of JLG Industries, Inc. The meeting will be held at JLG Industries, Inc., 560 Walnut Bottom Road, Shippensburg, Pennsylvania 17257, Thursday, November 21, 2002 at 9:00 a.m. for the following purposes:

        1. To elect a board of eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their successors shall be elected and qualified.

        2. To ratify the selection of independent auditors for the 2003 fiscal year.

        3. To transact such other business as may properly come before the Annual Meeting

     Shareholders of record at the close of business on October 3, 2002 will be entitled to vote at this meeting or any adjournments thereof.

     Your vote is important to us. Please promptly sign, date and mail the enclosed proxy card in the postage-paid return envelope provided.

                                          By order of the Board of Directors,

                                          /s/ Thomas D. Singer

                                          Thomas D. Singer
                                          Secretary

October 4, 2002

                                PROXY STATEMENT

                                    GENERAL

     The Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card, and the Annual Report of JLG Industries, Inc. (the "Company") are furnished to shareholders of record at the close of business on October 3, 2002 (the "Record Date"). On the Record Date, there were 42,916,960 shares of Capital Stock issued and outstanding. Each share of Capital Stock entitles the holder to one vote at the Annual Meeting. There are no other voting securities of the Company.

     The Board of Directors is soliciting proxies to be voted at the 2002 Annual Meeting of Shareholders of the Company to be held at JLG Industries, Inc., 560 Walnut Bottom Road, Shippensburg, Pennsylvania 17257 on November 21, 2002.

     A proxy may be revoked by the person giving the proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. During the Annual Meeting, a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. You may vote your shares by signing, dating and mailing the proxy card(s) found in the address pocket of the mailing envelope. If you hold shares in more than one account, then you will receive more than one card. Please sign, date and mail each card received to ensure that all of your shares will be represented and voted at the Annual Meeting.

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the officers, directors, or other employees of the Company, as yet undesignated, and without compensation other than their regular compensation, may solicit proxies in person or by other appropriate means if authorized and if deemed advisable.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The persons named in the following table have been nominated by the Board of Directors for election as directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors shall be elected and qualified. Directors are elected by a majority of the votes cast.

NOMINEES FOR DIRECTORS

                                 DIRECTOR   BACKGROUND
NAME                       AGE    SINCE     INFORMATION
----                       ---   --------   -----------
Roy V. Armes.............  49      2000     Corporate Vice President and General Director, Whirlpool
                                            Mexico, S.A. de C.V., Whirlpool Corporation; prior to 2002,
                                            Corporate Vice President, Global Procurement Operations,
                                            Whirlpool Corporation; prior to 1997, President and Managing
                                            Director, Whirlpool Greater China.
George R. Kempton........  68      1993     Retired Chairman of the Board and Chief Executive Officer,
                                            Kysor Industrial Corporation.
William M. Lasky.........  55      1999     Chairman of the Board, President and Chief Executive Officer;
                                            prior to 2001, President and Chief Executive Officer; prior to
                                            2000, President and Chief Operating Officer; prior to 1999,
                                            President, Dana Corporation, Worldwide Filtration Products
                                            Group; prior to 1997, Vice President and General Manager, Dana
                                            Corporation, North America Filtration Group.
James A. Mezera..........  72      1984     President, Mezera and Associates, Inc., a management
                                            consulting firm.
Stephen Rabinowitz.......  59      1994     Retired Chairman of the Board, President and Chief Executive
                                            Officer, General Cable Corporation.

                                 DIRECTOR   BACKGROUND
NAME                       AGE    SINCE     INFORMATION
----                       ---   --------   -----------
Raymond C. Stark.........  59      2000     Retired Corporate Vice President, Six Sigma and Productivity,
                                            Honeywell International, Inc.; prior to 1999, President &
                                            General Manager, AlliedSignal Aerospace, Defense Electronics
                                            Co.
Thomas C. Wajnert........  59      1994     Managing Director, FairView Advisors, LLC.; Director, R.J.
                                            Reynolds Tobacco Holdings, Inc.; prior to 2002, Chairman of the Board, Seismiq, Inc.; Chairman of the Board, Epix
                                            Holdings, Inc.; prior to 1998, Chairman of the Board, AT&T
                                            Capital Corporation; prior to 1997, Chairman of the Board and
                                            Chief Executive Officer, AT&T Capital Corporation.
Charles O. Wood, III.....  64      1988     President, Wood Holdings, Inc., a private investment firm;
                                            Director, Boston Private Financial Holdings, Inc.

     Each nominee for director listed above has been employed in the capacity noted for more than five years, except as indicated. There are no family relationships among any of the above-named nominees for director.

BOARD OF DIRECTORS

     The Company's Board of Directors held seven meetings during the 2002 fiscal year. During that time, each director attended at least 75% of the aggregate of
(i) the number of meetings of the Board of Directors and (ii) the number of meetings held by all committees of the Board of Directors on which he served.

     The Board of Directors has five committees: Audit, Compensation, Directors and Corporate Governance, Executive and Finance to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. All committees other than the Executive Committee are composed of non-employee directors.

     The Audit Committee, currently consisting of Messrs. Armes, Kempton, Mezera (Chairman), Rabinowitz, Stark and Wood, who are all "independent" as defined in the New York Stock Exchange listing standards, met three times during the 2002 fiscal year. Its functions include selecting and overseeing the selection of the independent auditors; conferring with the independent auditors and reviewing the scope and fees of the periodic audit and the results thereof; reviewing the Company's annual report to shareholders and annual filings with the Securities and Exchange Commission; reviewing the adequacy of the Company's internal audit function, as well as the accounting and financial controls and procedures; and approving the nature and scope of non-audit services performed by the independent auditors. A copy of the Audit Committee Charter as amended on September 19, 2002 is attached as Appendix A to this Proxy Statement.

     The Compensation Committee, currently consisting of Messrs. Armes, Kempton, Stark and Wajnert (Chairman), principally evaluates the performance of the Chief Executive Officer; reviews his evaluation of the other officers' performance; recommends compensation arrangements for all officers of the Company, including salaries, bonuses and other supplemental compensation programs; administers the Company's Stock Incentive Plan; and reviews all other officer-related benefit plans and management development programs. The Compensation Committee held three meetings during the 2002 fiscal year.

     The Directors and Corporate Governance Committee, currently consisting of Messrs. Kempton (Chairman), Mezera, Stark and Wood, held two meetings during the 2002 fiscal year. This committee is responsible for identifying and recommending to the Board appropriate areas of expertise to be represented on the Board; identifying qualified candidates to fill Board positions; reviewing and recommending the slate of directors to be submitted for election by the shareholders at each annual meeting; reviewing any such shareholder nominations of directors to determine whether they comply with substantive and procedural requirements; recommending to the Board staffing of committees and reviewing the scope of each committees' responsibilities; reviewing shareholder proposals for inclusion in the Company's proxy materials and determining whether they comply with substantive and procedural requirements; recommending to the Board appropriate levels of director compensation and compensation programs; reviewing and advising the Board regarding management succession plans; and evaluating the performance of the Board and current directors.

     The Executive Committee currently consisting of Messrs. Kempton, Lasky, Mezera, Rabinowitz, and Wajnert, held no meetings during the 2002 fiscal year. This committee's purpose is to permit Board action in unusual circumstances such as during the unavailability of a quorum.

     The Finance Committee, currently consisting of Messrs. Armes, Mezera, Rabinowitz (Chairman), Wajnert and Wood, held four meetings during the 2002 fiscal year. This committee is responsible for overseeing the Company's capital, finance and investment policies, objectives and transactions. Within this oversight role, this committee exercises the full powers and authority of the Board except for certain categories of transactions with respect to which its role is limited to reviewing and making recommendations to the Board.

     Directors, who are not employees of the Company, receive compensation for their services as directors. Each such director currently receives a $45,000 annual retainer and each committee chairman receives a $5,000 annual retainer for service as a committee chairman. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings and for other services rendered as a director. Directors, who are employees of the Company, do not receive additional compensation for services as a director.

     The JLG Industries, Inc. Directors Stock Option Plan provides for annual grants to each non-employee director of an option to purchase 6,000 shares of the Company's Capital Stock provided the Company earned a net profit, before extraordinary items, for the preceding year.

     The Company has a Directors' Deferred Compensation Plan which entitles each eligible director to defer the receipt of fees payable for services as a director. Any director, who is not an employee of the Company, is eligible to participate in the plan. Mr. Mezera elected to participate in the plan during fiscal 2002. Payments deferred under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

     Director nominations, other than those by or at the direction of the Board of Directors, may be made pursuant to written notice received by the Secretary of the Company at 1 JLG Drive, McConnellsburg, PA 17233 no later than ninety days prior to the anniversary date of the previous year's annual meeting. Such notice must be accompanied by written statements signed by each person so nominated setting forth all information in respect of such person that would be required by Rule 14a-3 promulgated by the Securities and Exchange Commission if such person had been nominated by the Board of Directors and stating that such person consents to such nomination and consents to serve as director of the Company if elected.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities Exchange Act of 1934 require that the Company disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, the Company believes that, during fiscal 2002, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation programs are designed to retain or attract qualified executives, to develop and manage implementation of the Company's business plans and to provide appropriate incentives, based principally on objective criteria, that link compensation to individual and Company performance. The Compensation Committee, which is composed entirely of non-employee directors, reviews executive compensation levels annually and recommends for Board consideration an annual compensation package for each executive officer. The package is comprised of:

     - Annual Base Salary

     - Cash bonus opportunity based upon annual performance objectives for the Company and individual executive established under the Company's Management Incentive Plan.

     - Stock-based awards valued based upon the Black-Scholes valuation method and designed to provide intermediate and long-term incentives to enhance shareholder value.

     Total compensation available in the combined package for each executive officer will generally be set based on the Company's financial condition, performance objectives correlated to the Company's annual business plan and comparisons to the preceding year's package. The Committee also evaluates compensation levels for comparable positions reflected in survey data provided by the Committee's independent compensation consultant. The consultant seeks to compile survey data drawn from a broad group of industrial companies of generally comparable revenue size, with generally comparable officer positions and responsibilities. In considering all of these factors, the Committee seeks to set base salaries generally equivalent to median levels reflected in the survey data. In setting performance-based compensation, the Committee seeks to provide Company executives with the opportunity to earn total compensation generally at or exceeding the 75th percentile levels reflected in the survey data. As a secondary comparative measure for Chief Executive Officer compensation, the Committee examines compensation practices of a selected group of capital equipment manufacturers. However, the Committee believes that the market for skilled senior management is not limited to capital equipment manufacturers and that a broad industry comparison offers a better basis for evaluating competitive compensation levels than comparison to executive compensation paid by firms included in either the selected group of capital equipment manufacturers examined by the Committee or the Peer Industry Group identified in the Performance Graph included in this Proxy Statement.

COMPENSATION FOR FISCAL YEAR 2002

     Compensation available for the Company's executive officers for fiscal year 2002 consisted of a base salary and opportunity to earn a year-end cash bonus. The Committee also awarded stock options and restricted shares under the Company's Stock Incentive Plan.

     Base Salaries. For fiscal 2002, aggregate base salary competitiveness for all officers as a group was generally within the range of the Committee's compensation philosophy, but salaries for a majority of officer positions remained below the median of survey data provided by the Committee's compensation consultant.

     Cash Bonus Opportunity. For fiscal 2002, the Committee established under the Management Incentive Plan a cash bonus matrix based on various levels of projected fiscal 2002 earnings per share (EPS). The Company's earnings before restructuring and repositioning charges of $.40 per share in fiscal 2002 did not reach the Management Incentive Plan's EPS threshold level and, accordingly, the Company paid no bonuses under the Management Incentive Plan. This resulted in total cash compensation significantly below the 50th percentile of compensation survey data for all officers.

     Stock-based Awards. For fiscal 2002, the Committee also awarded a blend of stock options and restricted shares that provide intermediate and long-term incentives and that offer opportunities for officers to earn total direct compensation generally between the 50th and 65th percentile levels reflected in survey data. The aggregate quantitative value of the stock-based awards was determined on a basis similar to prior years except that the Committee determined to limit the number of shares subject to awards (including awards for non-officers) to approximately one-half of the remaining shares reserved for issuance under the Stock Incentive Plan. Due in part to this limit on number of shares and management's recommendations, the Committee determined to allocate 50% of the quantitative value of stock-based awards to stock options and 50% to restricted shares. For fiscal 2001, the Committee allocated 60% to stock options and 40% to restricted shares. The restricted share awards vest ratably over five years subject to each officer's continued employment with the Company, with opportunities for accelerated vesting if the market price of the Company's shares increases to exceed certain thresholds. During fiscal 2002, half of the restricted shares awarded for fiscal 2001 vested on an accelerated basis when the Company's average share price exceeded $16 for 20 trading days. This $16 threshold represented a 49% increase relative to the $10.77 share price on the date of grant of the fiscal 2001 awards. For the 2002 awards the Committee established higher hurdles permitting half of the awards to vest upon a 75% increase over the share price on the date of grant determined on the basis of a 40-trading day average and the remaining half to vest upon a 100% increase in the share price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee believes that the CEO, Mr. Lasky, continues to demonstrate sound leadership in navigating the Company through a challenging economic environment and positioning the Company to prosper during improved economic conditions.

     For fiscal 2002, the Committee recommended and the Board approved an increase in Mr. Lasky's annual salary from $450,000 to $475,000, which was between the 25th and 50th percentile level reflected in survey data. As noted above, fiscal 2002 EPS fell short of the threshold level under the Management Incentive Plan resulting in no bonus being awarded to Mr. Lasky. Accordingly, Mr. Lasky's total cash compensation for fiscal 2002, comprised of just his salary, fell below the 25th percentile of survey data.

     In considering intermediate and long-term incentives for fiscal 2002, the Committee awarded Mr. Lasky 69,800 restricted shares and options to acquire 106,300 shares of Common Stock. The restricted shares vest at the end of five years subject to Mr. Lasky's continued employment with the Company, with accelerated vesting opportunities prior to the end of the fifth year as described above. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest ratably over each of the next three years subject to Mr. Lasky's continued employment.

DISCUSSION OF CORPORATE TAX DEDUCTION FOR COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") precludes a public corporation from taking a tax deduction in any year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. The $1 million annual deduction limit does not apply, however, to "performance-based compensation" as that term is defined in Internal Revenue Code Section 162(m)(4)(C) and regulations promulgated thereunder. Compensation deferred by an executive under a qualifying deferred compensation program also is not subject to the $1 million annual deduction limit if the compensation is paid after the individual ceases to be an executive officer.

     Compensation in respect of stock options granted under the Stock Incentive Plan qualifies as "performance-based compensation." However, restricted share awards that contain performance-based vesting features, but that otherwise vest over time subject to an executive's continued employment with the Company do not meet the technical requirements for "performance-based compensation." Nonetheless, the Committee believes that this type of award promotes Company interests by creating incentives both to retain key personnel and to increase shareholder value. The Committee typically awards this type of restricted shares in amounts that will not result in compensation in excess of the $1 million deduction limit, except in years when an increase-in-share-price trigger for accelerated vesting of shares is achieved. As a result of the accelerated vesting during fiscal 2002 of restricted shares granted for fiscal 2001, Mr. Lasky recognized compensation income of $558,000, which combined with his salary of $475,000 exceeded the $1 million deduction limit. The lost deduction for compensation in excess of the deduction limit did not have a material effect on the Company's financial results.

     This report is submitted by the Compensation Committee of the Board of Directors.

                                          Thomas C. Wajnert (Chairman)
                                          Roy V. Armes
                                          George R. Kempton
                                          Raymond C. Stark

     The following tables and narrative identify the Company's executive officers and set forth compensation information for the Company's Chief Executive Officer and its four most highly compensated executive officers (the "Named Executive Officers") as of the end of the 2002 fiscal year.

SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                                         AWARDS
                                                                                ------------------------
                                    ANNUAL COMPENSATION            OTHER         RESTRICTED
NAME, AGE AND                    --------------------------       ANNUAL           STOCK        OPTIONS       ALL OTHER
PRINCIPAL POSITION               YEAR    SALARY    BONUS(1)   COMPENSATION(2)    AWARDS(3)        (4)      COMPENSATION(5)
------------------               ----    ------    --------   ---------------   ------------   ---------   ---------------
William M. Lasky, 55             2002   $475,008         --            --         $623,314       106,300       $34,133
  Chairman of the Board,         2001    445,272         --            --          746,361       155,300        68,804
  President and Chief            2000    250,000   $381,169            --          468,648       303,800        12,370
  Executive Officer (6)
James H. Woodward, Jr., 49       2002    308,016         --            --          292,904        49,900        12,307
  Executive Vice President       2001    275,880    115,000            --          292,944       104,500           899
  and Chief Financial Officer
  (7)
Craig E. Paylor, 46              2002    226,680         --            --          138,415        23,500         6,416
  Senior Vice President,         2001    200,016         --            --          140,010        29,100        23,772
  Sales, Marketing and           2000    190,008    135,894            --           65,876        21,300        26,949
  Customer Support (8)
Thomas D. Singer, 50             2002    225,000         --            --          125,020        21,200         9,590
  Senior Vice President,         2001    205,008         --            --          143,241        29,800        36,694
  General Counsel and Secretary
  (9)
Barry L. Phillips, 61            2002    281,510         --            --               --            --            --
  President and Chief            2001    285,928         --            --               --        69,300            --
  Executive Officer,             2000    285,848    123,465            --           50,940        50,000         3,752
  Gradall Industries, Inc. (10)

---------------

 (1) Reflects bonuses earned during the fiscal year, but paid during the following fiscal year.

 (2) Excludes the value of perquisites and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of annual salary and bonus for any of the Named Executive Officers.

 (3) The 2002 shares were granted on August 7, 2002. The shares vest in five years with the exceptions that i) if the share price of the Company's Capital Stock averages $15.63 per share for forty consecutive trading days, then 50% of the grant vests, and ii) if the share price of the Company's Capital Stock averages $17.86 per share for forty consecutive trading days, then the remaining 50% of the grant vests. Dividends are payable to the Named Executive Officers on the restricted shares. Total restricted shares held and the aggregate market value at July 31, 2002 for the Named Executive Officers were as follows: Mr. Lasky, 34,650 shares valued at $311,850; Mr. Woodward, 23,600 shares valued at $212,400; Mr. Paylor, 14,449 shares valued at $130,041; Mr. Singer, 17,791 shares valued at $160,119; and Mr. Phillips, 1,667 shares valued at $15,003.

 (4) The 2002 options were awarded on August 7, 2002.

 (5) Includes payments pursuant to the Company's Supplemental Medical Care Reimbursement Plan for the Named Executive Officers to reimburse medical expenses incurred by them or their dependents and not paid by other employee benefit plans (Mr. Lasky $3,648; Mr. Woodward $6,396; Mr. Paylor $1,657; and Mr. Singer $3,926); and payments pursuant to the Company's Annual Physical Examination Plan (Mr. Lasky $1,000); contributions to the Company's discretionary, defined contribution retirement plan (Mr. Woodward $5,911; Mr. Paylor $4,760; and Mr. Singer $4,540;) and contributions pursuant to the Company's Executive Deferred Compensation Plan (Mr. Lasky $29,485; and Mr. Singer $1,124).

 (6) Mr. Lasky commenced employment with the Company on December 1, 1999.

 (7) Mr. Woodward commenced employment with the Company on August 7, 2000.

 (8) Mr. Paylor became an executive officer in August 1999.

 (9) Mr. Singer became an executive officer in November 2000.

(10) Mr. Phillips served as President and Chief Executive Officer of Gradall Industries, Inc. until August 15, 2002.

STOCK OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                              ---------------------------------------        POTENTIAL REALIZABLE VALUE AT
                                            % OF TOTAL                    ASSUMED ANNUAL RATES OF STOCK PRICE
                                             OPTIONS                        APPRECIATION FOR OPTION TERM(3)
                               OPTIONS/     GRANTED TO    EXERCISE OR   ---------------------------------------
                                SAR'S      EMPLOYEES IN   BASE PRICE      EXPIRATION
NAME                          GRANTED(1)   FISCAL YEAR     PER SHARE        DATE(2)          5%         10%
----                          ----------   ------------   -----------   ---------------   --------   ----------
William M. Lasky............   106,300          11%          $8.93       August 7, 2012   $609,104   $1,532,174
James H. Woodward, Jr. .....    49,900           5            8.93       August 7, 2012    285,930      719,243
Craig E. Paylor.............    23,500           3            8.93       August 7, 2012    134,656      338,722
Thomas D. Singer............    21,200           2            8.93       August 7, 2012    121,477      305,570
Barry L. Phillips...........        --          --              --                   --         --           --

---------------

(1) Consists solely of options to purchase shares of Capital Stock. These options were not granted during fiscal year 2002, but were part of the Named Executive Officer's compensation for fiscal year 2002.

(2) Options become exercisable in equal amounts over a three-year period beginning August 7, 2003. To the extent not already exercisable, the options generally become exercisable upon a change in control. A change in control means either (i) any person or group becomes the beneficial owner of 25% or more of the voting power of the Company's Capital Stock; or (ii) the election within a twelve-month period of three or more directors whose election is not approved by the majority of the Board of Directors; or (iii) the incumbent directors cease to be a majority of the Board of Directors.

(3) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in the market price of the Capital Stock over the terms of the options. The potential realizable value to all shareholders using the specified 5% and 10% rates of appreciation and the outstanding shares at July 31, 2002 would be $244,833,182 and $615,866,643, respectively. The Company's use of these hypothetical appreciation rates specified by the Securities and Exchange Commission should not be construed as an endorsement of the accuracy of this method of valuing options. The value realized by the holders of the options will depend upon the actual performance of the Capital Stock over the term of the options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                   NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                                        YEAR END(1)              AT FISCAL YEAR END(2)
                             SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
NAME                           ON EXERCISE        REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   --------------   -----------   -------------   -----------   -------------
William M. Lasky...........           --               --         214,099        351,301      $       --       $7,441
James H. Woodward, Jr. ....           --               --          20,333        134,067              --        3,493
Craig E. Paylor............           --               --          53,005         50,000              --        1,645
Thomas D. Singer...........           --               --          41,041         45,234              --        1,484
Barry L. Phillips..........           --               --          86,599         66,201              --           --

---------------

(1) The Company does not have any outstanding stock appreciation rights

(2) Value is calculated based on the difference between the option exercise price and the closing market price of the Company's Capital Stock on July 31, 2002, multiplied by the number of shares underlying the option. The calculation omits options where the exercise price exceeds the closing market price. The exercise price of the options awarded on August 7, 2002 was equal to the fair market value of the Company's Capital Stock on the date of grant. However, applying the closing market price of the Company's Capital Stock on July 31, 2002 made these options in-the-money due to the timing difference.

COMPENSATION PURSUANT TO PLANS

     The Company maintains separate benefit plans for employees of the Company and Gradall Industries, Inc. The following describe the Company's plans and related benefits.

     The Company maintains a non-qualified defined benefit plan that provides for payments, following retirement or in other specified circumstances, equal to the average of the officer's base salary plus cash bonus for the two calendar years in which the sum is the highest, multiplied by 65% for Mr. Lasky, 60% for Mr. Woodward and 55% for Messrs. Paylor and Singer; offset, however, by the actuarial equivalent of benefits provided to the officer in conjunction with the Company's contribution to other employer sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of the officer; and 50% of the officer's social security benefit. The retirement benefit is payable in the form of a ten year certain life annuity, with options for a joint and survivor annuity and an actuarial equivalent lump sum payout. The officer may elect to receive a reduced retirement benefit in the case of early retirement. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. Based on their annual compensation through the end of the Company's 2002 fiscal year, with the benefits identified in the plan, assuming a 6% increase in their annual compensation, attainment of their target bonus and normal retirement age, the Named Executive Officers would be entitled to projected annual payments under the plan as follows: Mr. Lasky, $658,634; Mr. Woodward, $357,445; Mr. Paylor, $71,442; and Mr. Singer, $92,319. The Company also provides a separate retiree medical plan for the officers, together with their spouse and eligible dependents.

     The Company has an executive deferred compensation plan that allows officers to defer all or a portion of their base salary and/or cash bonus. Provided that the officer elects to defer some portion of his base salary and/or cash bonus, the Company will contribute to the officer's account an amount equal to the amount that would have been contributed by the Company to the account in the Company's Employees' Retirement Savings Plan in the form of matching and profit sharing contributions, but for the various limitations in the Internal Revenue Code for highly compensated employees. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

     The Company also maintains an executive severance plan which will provide a severance benefit of two times the aggregate of base salary and cash bonus for Mr. Lasky and one times the aggregate of base salary and cash bonus for Messrs. Singer, and Paylor, with base salary and cash bonus being the amounts paid the officer for the final twelve calendar months of employment. The severance benefit is payable in the form of a lump sum upon involuntary termination of employment by the Company, unless the termination is for one of the specified reasons which includes disloyalty or conviction of a felony. The severance benefit is also payable in certain other circumstances in connection with a change of control and will be adjusted to gross-up for any excise tax applicable to compensation in excess of limits provided in Section 280G of the Internal Revenue Code. No severance benefit is payable if the officer is entitled to a retirement benefit under the supplemental executive retirement plan, except in connection with a change of control. The severance benefit includes continuation of Company provided life and medical insurance in the event of a change in control.

     Mr. Phillips is employed by a wholly owned subsidiary of the Company, Gradall Industries, Inc., and the following plans and associated benefits apply to him.

     Under The Gradall Company Employees' Retirement Plan (the "Retirement Plan"), benefits are payable to all eligible employees of Gradall, other than employees who participate in a separate retirement plan for bargaining unit employees. The Retirement Plan provides a benefit, based upon years of service with Gradall since October 1983, and upon final average base compensation for the five highest consecutive calendar years of the ten years preceding retirement. The benefits under the Retirement Plan are not subject to any deduction for Social Security or other amounts. Under terms of the Retirement Plan, Mr. Phillips is entitled to receive annual payments of $59,760 at age 65. Gradall has also adopted a non-qualified supplemental retirement plan for certain officers and key employees (the "Restoration Plan"). The Restoration Plan provides an additional benefit to participants retiring before age 65, and is intended to minimize the effect of revised actuarial reduction factors utilized in calculating normal benefits under certain provisions of the Code and the Employee Retirement Income Security Act of 1974.

     On August 15, 2002, Mr. Phillips retired from his position of President and Chief Executive Officer, Gradall Industries, Inc. Pursuant to various agreements between Gradall and Mr. Phillips, Mr. Phillips received life insurance policies with an aggregate face amount of $394,303 and the Company granted a deferred compensation benefit in the amount of $78,687 per year for fifteen years to Mr. Phillips or his designated beneficiary in the event of death.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Company's Capital Stock over the past five years with the cumulative total return on shares of companies comprising a peer group index, the Standard & Poor's Diversified Machinery Group Index and the Russell 2000 Index. We elected to present our own peer group index for the proxy graph composed of the following seven companies:
Astec Industries, Inc., Caterpillar Inc., Deere & Company, Gehl Company, The Manitowoc Company, Inc., Terex Corporation and United Rentals, Inc. The Standard & Poor's Diversified Machinery Group Index consisted of the following four companies: Caterpillar, Inc., Deer & Company, Dover Corporation and Ingersoll-Rand Company, LTD. We chose to create a peer group because the S&P eliminated the Diversified Machinery Group index and created two new indices which we believed were no longer comparable to the Company. In doing so, we also elected to change our broad based index from the S&P 500 to the Russell 2000 index. We believe this is a more appropriate index for us since it is a benchmark index for small capitalization stocks and since JLG is a member of the index. Cumulative total return is measured assuming an initial investment of $100 on July 31, 1997 and the reinvestment of all dividends paid. The companies in the peer group are weighted by market capitalization.

-----------------------------------------------------------------------------------------------------------
Year Ended July 31,                           1997       1998       1999       2000       2001       2002
-----------------------------------------------------------------------------------------------------------
 JLG Industries, Inc.                         $100      $140.31    $180.70    $92.64     $103.07     $82.27
 Peer Group                                    100        82.62      95.82     69.10       97.50      87.45
 S&P Diversified Machinery Group Index         100        84.28     104.12     81.49       99.53      88.05
 Russell 2000 Index                            100       102.31     108.76    122.15      118.31     118.31

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table shows the number of shares of the Company's Capital Stock beneficially owned on September 26, 2002 by each director-nominee, each Named Executive Officer, and all current directors and executive officers as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission ("Commission") or upon information provided to the Company.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                     ---------------------------------------------
                                                                      ACQUIRABLE
NAME OF PERSON                                       CURRENTLY        WITHIN 60         PERCENT OF
OR GROUP(1)                                          OWNED(2)            DAYS            CLASS(3)
-----------                                          --------            ----           ----------
William M. Lasky...................................    150,273          234,682             --
James H. Woodward, Jr. ............................     65,111           69,667             --
Thomas D. Singer...................................     44,048           41,041             --
Charles O. Wood, III...............................     43,000(4)        96,000             --
George R. Kempton..................................     42,000           60,000             --
Craig E. Paylor....................................     37,519           53,005             --
James A. Mezera....................................     37,000           48,000             --
Stephen Rabinowitz.................................     17,000           77,064             --
Thomas C. Wajnert..................................     11,600           48,000             --
Barry L. Phillips..................................      5,000           86,599             --
Raymond C. Stark...................................      1,000            7,167             --
Roy V. Armes.......................................      1,000            7,167             --
All directors and executive officers as a group (15
  persons).........................................    565,134          938,273            3.4%

---------------

(1) The address of each of the named persons is in care of JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233.

(2) Each person listed has advised the Company that, except as otherwise indicated, such person has sole voting and sole investment power with respect to the shares indicated, except for certain shares as follows where each person has voting but not investment power: Mr. Lasky, 104,450; Mr. Woodward, 56,400; Mr. Paylor, 31,880; Mr. Singer, 43,592; and all directors and executive officers as a group, 312,488.

(3) Percentages are not shown where less than 1.0%.

(4) Includes 10,000 shares owned by a family trust.

     There were no shareholders known to the Company to be beneficial owner of more than five percent of the outstanding shares of the Company's Capital Stock.

                                   PROPOSAL 2
                       SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as the Company's independent auditors throughout fiscal year 2002 and the Board of Directors, on the recommendation of the Audit Committee, has selected the firm as the Company's independent auditors for fiscal 2003. The Board of Directors recommends ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2003. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. If the selection is not ratified, the Board of Directors will reconsider its action.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended July 31, 2002, with management and Ernst & Young LLP, the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP its independence, including considering the compatibility of non-audit services provided by Ernst & Young LLP with their independence. Based on the Audit Committee's review and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002 for filing with the Securities and Exchange Commission.

                                          James A. Mezera (Chairman)
                                          Roy V. Armes
                                          George R. Kempton
                                          Stephen Rabinowitz
                                          Raymond C. Stark
                                          Charles O. Wood, III

                       DISCLOSURE OF AUDIT AND OTHER FEES

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 31, 2002 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $459,769.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLP for professional services relating to financial information systems design and implementation rendered during the fiscal year ended July 31, 2002.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended July 31, 2002 other than as stated above under the captions Audit Fees and Financial Information Systems Design and Implementation Fees were $2,471,393, which consisted of $2,190,911 and $280,482 for tax and other services, respectively. Other services included due diligence on acquisitions and debt offering costs.

                              VOTING INSTRUCTIONS

     The matters set forth in the Notice of Annual Meeting will be voted upon in the order in which they are listed in the Notice. The proxy form accompanying this Proxy Statement provides boxes by means of which shareholders executing the proxy forms may vote for or withhold a vote on the election of all or any of the Board of Director's nominees for election as directors. Each of the nominees has consented to serve as a director and the Board of Directors has no reason to believe that any of the nominees will not be available to serve if elected. Should any of the nominees cease to be available for election before the Annual Meeting, the proxy will, unless authority to vote has been withheld by the person giving the proxy, be voted for a substitute nominee designated by the Board of Directors if so designated. A majority of the shares entitled to vote and either present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality and the eight nominees who receive the most votes will be elected. Each other matter submitted for shareholder approval shall be approved upon the affirmative vote of a majority of the votes cast by shareholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes on any matter submitted to the shareholders for approval will be counted in determining whether a quorum has been reached, but will be excluded entirely from the vote and will not affect the vote. Broker non-votes as to any matter are shares held by nominees which are present and voted at the meeting on matters as to which the nominee has discretionary authority but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2003 Annual Meeting must be received in writing by the Company before June 9, 2003 in order to be considered for inclusion in the Company's proxy materials relating to that meeting. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, SEC rules will permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on August 23, 2003, and advises share owners in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 23, 2003. Shareholder proposals or notices of intention to present proposals at the 2003 Annual Meeting should be addressed to Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233.

                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no other matter that is to be presented for action at the Annual Meeting other than those listed as items 1 through 2 in the Notice of Annual Meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the best judgment of the persons voting such proxies.

                                          By order of the Board of Directors,

                                          /s/ Thomas D. Singer

                                          Thomas D. Singer
                                          Secretary

October 4, 2002

                                   APPENDIX A
                              JLG INDUSTRIES, INC.
                            AUDIT COMMITTEE CHARTER

I. AUTHORIZATION

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of JLG Industries, Inc. (the "Company") is authorized, pursuant to
Section 1731 of the Pennsylvania Business Corporation Law and Section 21 of the Company's Bylaws, to exercise all the powers and authority of the Company necessary to carry out the purposes and responsibilities set forth herein.

II. PURPOSE

     The principal purposes of the Committee are:

     - to assist the Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors;

     - to prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

III. COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and such other independence and experience requirements, if any, as may be established by law, regulation or the Company's Corporate Governance Principles. The members of the Committee shall be designated by the Board, on recommendation by the Directors and Corporate Governance Committee, during the Board of Directors' reorganizational meeting held in November of each year.

     Each year during the first Committee meeting following the reorganizational meeting of the Board, the Committee shall select from its members a Chairman, who may be the incumbent Chairman or another member of the Committee.

     The Board shall have sole authority to appoint and remove members of the Committee.

IV. AUTHORITY AND RESPONSIBILITIES

     A. Independent Auditor Selection and Oversight

          1. The Committee shall have the sole authority to appoint, retain, or replace the Company's independent auditor (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall meet annually with the independent auditors and financial management of the Company to review the scope and plan of the proposed audit for the year, including the independent auditor's compensation and terms of engagement. At the conclusion of each audit the Committee shall review the results of the audit, including any comments or recommendations of the independent auditors and management's response to such comments or recommendations.

          2. The Committee shall review and approve any non-audit engagements with the independent auditors and otherwise ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity independence of the independent auditors.

          3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the independent auditor firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the auditor's independence) all relationships between the independent auditor and the Company.

          4. After reviewing the material described in paragraphs 2 and 3 and the independent auditor's work throughout the year, the Committee shall evaluate the qualifications, performance, and independence of the auditor. Such evaluation shall include, without limitation: (a) a review and evaluation of the lead partner of the independent auditor and (b) the opinions of management and the company's internal auditors or any other personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall also consider whether, to assure continuing auditor independence, there should be regular rotation of the independent auditor firm itself. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance, and independence of the independent auditor.

          5. The Committee shall recommend to the Board clear hiring policies for employees or former employees of the independent auditors.

     B. Financial Statements and Disclosures

          1. The Committee shall review and discuss the annual audited financial statements included in the Company's Form 10-K and quarterly financial statements included in the Company's Form 10-Q, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the independent auditor prior to their release. This review should be coordinated with the independent auditor's quarterly reviews and annual audits of the Company's financial statements and issuance of their applicable reports and opinions. The Committee shall determine that the independent auditors are satisfied with the report's disclosure and content.

          2. The Committee shall review and discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;
     (b) any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including, analyses of the effect of alternative assumptions, estimates, or GAAP methods on the Company's financial statements; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

          3. The Committee shall provide the opportunity at all Committee meetings and, in any event, shall regularly review and discuss with the independent auditor any audit problems or difficulties and management's response including: (a) any restrictions on the scope of the independent auditor's activities or on access to requested information; and (b) any significant disagreements with management. The Committee may also review with the independent auditor (a) any accounting adjustments that were noted or proposed by the auditor but were not incorporated into the financial statements or disclosure (as immaterial or otherwise); (b) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and
     (c) any "management" or "internal control" letter issue or proposed to be issued, by the audit firm to the Company.

          4. The Committee shall resolve all disagreements between management and the independent auditor regarding financial reporting.

          5. The Committee shall discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) earnings press releases (with particular attention to the use of "pro forma," or "adjusted" non-GAAP, information) as well as financial information and earnings guidance provided to analysts and rating agencies.

          6. The Committee shall prepare the annual report of the Committee required by SEC rules and undertake all matters necessary for the preparation of such report.

     C. Oversight of Internal Audit Function and Compliance

          1. The Committee shall review the appointment and replacement of the Company's senior internal auditor.

          2. The Committee shall review the significant reports to management prepared by the internal auditing department and meet privately with the Company's senior internal auditor at all Committee meetings to discuss any specific questions concerning internal or operational controls, or any other matters which the Committee might wish to address. The Committee shall also review management response to any significant reports prepared by the internal auditing department or to any questions concerning internal or operational controls raised by the Company's senior internal auditor or the Committee.

          3. The Committee shall review and discuss with the independent auditors the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining an appropriate effective balance between independent and internal auditing resources. Such review shall include a discussion of the appropriate budget, staffing, and any recommended changes in the scope of the Company's internal auditing programs.

          4. The Committee shall meet privately with the Company's Chief Financial Officer at all Committee meetings.

          5. The Committee shall review with the independent auditors and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal auditing and accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

          6. The Committee shall monitor compliance with prescribed Company policies and procedures designed to disclose conflicts of interest, illegal payments and record-keeping, fraudulent financial practices, and unethical corporate behavior.

          7. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

          8. The Committee shall discuss with the Company's General Counsel any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

          9. The Committee shall establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall investigate and take appropriate action with respect to any matter brought to its attention, within the scope of the Committee's duties, and retain outside experts for this purpose if appropriate in its judgment.

     D. Risk Management and Other Matters

          1. The Committee shall review and discuss with management guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps taken by management to monitor and control such exposures.

          2. The Committee shall review with the Board any issues that arise with respect to the performance and independence of the company's independent auditors, the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, or the performance of the internal audit function.

          3. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee.

          4. The Committee shall review and assess this Charter and the performance of this Committee annually to ensure that they are consistent with the short-term and long-range goals of the Company and recommend any proposed changes to the Board.

          5. The Committee shall remain generally informed regarding current and proposed changes in SEC financial reporting requirements, generally accepted accounting principles and generally accepted auditing standards.

          6. The Committee shall conduct such other duties as may be lawfully delegated to the Committee from time to time by the Board.

V. LIMITATION OF AUDIT COMMITTEE'S ROLE

     The purpose, authority, and responsibilities of the Committee, as set forth in this Charter, do not impose upon the Committee the duty to (1) plan or conduct audits of the Company, or (2) determine whether the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable state and federal securities laws, rules, or regulations. This duty shall remain the responsibility of the Company's independent auditors and management.

VI. MEETINGS AND MINUTES

     The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter, but in no event less than once per quarter. In addition, the Committee shall meet with management, the internal auditors, and the independent auditor in separate executive sessions at least quarterly. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also, to the extent that it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

     The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws.

     Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chairman of the Committee, and shall be retained with the permanent records of the Company.

     The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

VII. ADOPTION AND AMENDMENT

     This Charter has been adopted by, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

                              JLG INDUSTRIES, INC.
                                   1 JLG DRIVE
                          MCCONNELLSBURG, PA 17233-9533

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, and does hereby appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, or such person or persons as they or any of them may substitute and appoint as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of JLG Industries, Inc., Capital Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of JLG Industries, Inc. to be held on Thursday, November 21, 2002 at 9:00 a.m., and at all adjournments of such meeting.


THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

The Board of Directors unanimously recommends a vote FOR its nominees and Proposal 2.

Proposal 1.     Election of Directors.

           [   ] FOR all nominees listed (except as marked to the contrary)

           [   ] WITHHOLD AUTHORITY to vote for nominees listed

                  Nominees: R.V. Armes; G.R. Kempton; W.M. Lasky; J.A. Mezera;
                  S. Rabinowitz; R.C. Stark; T.C. Wajnert; and C.O. Wood, III.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

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


Proposal 2. Ratify the appointment of Ernst & Young LLP as independent auditors for the ensuing year.

                  [   ]  FOR         [   ]  AGAINST       [   ]  ABSTAIN


Proposal 3. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If as a corporation, please sign in corporate name by president or other authorized officer. If as a partnership, please sign in partnership name by authorized person.


                                                  Dated:  ________________, 2002

                                                  ----------------------------

                                                  ----------------------------
                                                   Signature(s)

                                                     PLEASE VOTE, DATE, SIGN AND
                                                     RETURN THE PROXY CARD
                                                     PROMPTLY USING THE ENCLOSED
                                                     ENVELOPE.